Exhibit 99.1

Motorola Solutions Reports Second-Quarter 2014

Financial Results

•	Sales of $1.4 billion, down 7 percent from a year ago

•	GAAP earnings per share (EPS) from continuing operations* of $0.30

•	Non-GAAP** EPS from continuing operations of $0.47

•	Generated $118 million in operating cash flow

•	Repurchased $416 million in shares; recently announced 10 percent increase to quarterly cash dividend

•	Cost-reduction target increased from $200 million to approximately $300 million by end of 2015

SCHAUMBURG, Ill. – Aug. 5, 2014 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the second quarter of 2014. Click here for a printable news release and financial tables.

Motorola Solutions’ Enterprise business now is reflected in discontinued operations for both the current quarter and prior periods due to its planned divestiture by the end of 2014. All financials cited reflect the company’s ongoing operations, including iDEN, with its new reporting segments: Products and Services.

REVENUE

Sales declined 7 percent to $1.4 billion primarily reflecting lower sales in North America state and local markets as well as in Asia Pacific & the Middle East. Europe & Africa and Latin America sales grew double-digits. Product sales declined 10 percent driven primarily by lower subscriber and systems revenues, while Services declined 1 percent.

SUPPORTING QUOTE

“Second quarter results were in line with our expectations. Additionally, we made significant progress toward simplifying our operations and accelerating our cost reduction efforts,” said Greg Brown, chairman and CEO, Motorola Solutions. “We believe our continued focus on execution, targeted investments and capital return positions us well to grow and create long-term value for our shareholders.”

KEY FINANCIAL RESULTS

	Second Quarter		Change
	2014	2013
Motorola Solutions, Inc.
Sales ($M)	$1,393	$1,497	-7%
GAAP
Operating earnings ($M)	$138	$203	-32%
Percent of sales	9.9%	13.6%
EPS from continuing operations	$0.30	$0.81	-63%
Non-GAAP
Operating earnings ($M)	$201	$248	-19%
Percent of sales	14.4%	16.6%
EPS from continuing operations	$0.47	$0.94	-50%

Segments
Products
Sales ($M)	$887	$986	-10%
GAAP operating earnings ($M)	$95	$125	-24%
Percent of sales	10.7%	12.7%
Non-GAAP operating earnings ($M)	$133	$154	-14%
Percent of sales	15.0%	15.6%
Services
Sales ($M)	$506	$511	-1%
GAAP operating earnings ($M)	$43	$78	-45%
Percent of sales	8.5%	15.3%
Non-GAAP operating earnings ($M)	$68	$94	-28%
Percent of sales	13.4%	18.4%

Non-GAAP financial information excludes after-tax charges of approximately $0.17 per diluted share related to share-based compensation and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•	Operating margin — GAAP operating margin was 9.9 percent of sales; non-GAAP operating margin was 14.4 percent. These results include $49 million in lower operating expenses compared with the second quarter of 2013 primarily due to ongoing cost-reduction initiatives. In the second quarter, the company achieved $75 million in cost reductions.

•	Taxes — The 2014 GAAP effective tax rate was 20 percent compared with a negative effective tax rate in the second quarter of 2013. The 2014 non-GAAP effective tax rate was 25 percent compared with a negative tax rate in the second quarter of 2013. The GAAP and non-GAAP effective tax rates in the second quarter of 2013 were favorably impacted by benefits largely associated with excess foreign tax credits on undistributed foreign earnings in that quarter.

•	Cash flow — The company generated $118 million in operating cash flow from continuing operations during the quarter. This is a $140 million improvement from the second quarter of 2013 primarily driven by improved collections and other improvements in working capital accounts.

•	Cash and cash equivalents — The company ended the quarter with cash and cash equivalents of $2.9 billion while returning $495 million to shareholders through share repurchases and cash dividends. The company repurchased $416 million of its common stock in the second quarter, reflecting only two months of repurchase. On July 31, the company announced it would increase its quarterly cash dividend by 10 percent to 34 cents per share. The next quarterly dividend will be payable in cash on Oct. 15, 2014, to stockholders of record at the close of business on Sept. 15, 2014.

KEY HIGHLIGHTS

•	Secured significant Product wins such as a $23 million contract with the Ecuador Ministry of Interior for its nationwide public safety system, a $10 million system contract with Denton County in Texas and a $10 million system contract with Marathon Galveston Bay Refinery

•	Continued progress in Services with multiyear lifecycle support wins including a $19 million contract with Montgomery County in Maryland and a $19 million contract with Butler County in Ohio, as well as an $8 million multiyear managed services contract with Queensland Gas Company in Australia

•	Launched the Intelligent Data Portal, which gives first responders in the field instant access to enhanced situational awareness through mobile apps

BUSINESS OUTLOOK***

•	Third quarter 2014 — Motorola Solutions expects a revenue decline of 7 to 9 percent compared with the third quarter of 2013, with non-GAAP earnings per share from continuing operations in the range of $0.35 to $0.41 per share.

•	Full year 2014 — The company still expects a revenue decline of low- to mid- single digits, excluding IDEN, with non-GAAP operating margins from continuing operations of approximately 18.5 percent of sales, consistent with the previous outlook.

•	The company has increased its target for cost reductions from $200 million to approximately $300 million by the end of 2015. This will result in a total reduction in operating expenses from $2 billion in 2013 to approximately $1.7 billion for 2015.

RESULTS FROM DISCONTINUED OPERATIONS

On April 15, Motorola Solutions announced that it had entered into a definitive agreement to sell its Enterprise business to Zebra Technologies in a $3.45 billion all-cash transaction, subject to customary closing conditions. The Enterprise business is reflected as discontinued operations.

Sales from discontinued operations were $560 million in the second quarter of 2014 compared with $610 million in the year-ago quarter. The sales decline reflects some supply chain and IT execution issues related to transitioning business processes as well as weaker demand in Asia.

CONFERENCE CALL AND WEBCAST

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Daylight Time (8 a.m. U.S. Eastern Daylight Time) Tuesday, Aug. 5. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS

A comparison of results from operations is as follows:

	Second Quarter
	2014	2013
Net sales ($M)	$1,393	$1,497
Gross margin ($M)	656	750
Operating earnings ($M)	138	203
Earnings from continuing operations ($M)	78	223
Diluted EPS from continuing operations	$0.30	$0.81
Weighted average diluted common shares outstanding	256.2	274.7

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE

The table below includes highlighted items and share-based compensation expense for the second quarter of 2014.

Second Quarter
(per diluted common share)	2014
GAAP Earnings from Continuing Operations	$0.30

Highlighted Items:
Reorganization of business charges	0.08
Legal settlement	0.02

Total Highlighted Items	0.10

Share-based compensation expense	0.07

Total Non-GAAP Adjustments	0.17

Non-GAAP Diluted EPS from Continuing Operations	$0.47

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but can be affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the third quarter and full year of 2014, and cost reduction targets and statements regarding the proposed transaction to sell the Enterprise business to Zebra Technologies. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 10 through 21 in Item 1A of

Motorola Solutions, Inc.‘s 2013 Annual Report on Form 10-K, on Page 31 in Part II, Item 1A of Motorola Solutions, Inc.’s Quarterly Report on Form 10-Q for the period ended March 29, 2014, and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industries; (2) the level of demand for the company’s products, particularly if businesses and governments defer or cancel purchases in response to tighter credit or as a result of the pending transaction to sell the Enterprise business to Zebra Technologies; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) negative impact on the company’s business from global economic conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (5) the impact of foreign currency fluctuations on the company when competing for business in foreign markets; (6) the outcome of currently ongoing and future tax matters; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (8) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (9) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including the sale of the Enterprise business and those that may occur in the future; (10) risks related to the company’s manufacturing and business operations in foreign countries; (11) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (12) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (13) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (14) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (15) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (16) the impact of the percentage of cash and cash equivalents held outside of the United States; (17) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (18) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the impact of changes in governmental policies, laws or regulations; (20) negative consequences from the company’s outsourcing of various activities, including certain business operations, information technology and administrative functions; (21) the impact of the company’s multi-year phased upgrade and consolidation of its enterprise resource planning systems into a single global platform; (22) the satisfaction of the conditions to closing the transaction to sell the Enterprise business to Zebra Technologies; (23) the expected timeline for completing such transaction; and (24) the ability of Motorola Solutions to return proceeds of the transaction to its shareholders and the timing thereof. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

DEFINITIONS

* Amounts attributable to Motorola Solutions, Inc. common shareholders.

** Non-GAAP financial information excludes from GAAP results the effects of share-based compensation expense, intangible assets amortization expense and highlighted items.

*** Business outlook excludes share-based compensation, intangible amortization and charges associated with items typically highlighted by the company in its quarterly earnings releases.

ABOUT MOTOROLA SOLUTIONS

Motorola Solutions is a leading provider of mission-critical communication solutions and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our newsroom or subscribe to our news feed.

MEDIA CONTACT

Kurt Ebenhoch

Motorola Solutions

+1 847-576-1341

kurt.ebenhoch@motorolasolutions.com

INVESTOR CONTACTS

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Chris Kutsor

Motorola Solutions

+1 847-576-4995

chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2014 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	June 28, 2014	June 29, 2013
Net sales from products	$887	$986
Net sales from services	506	511

Net sales	1,393	1,497
Costs of products sales	400	435
Costs of services sales	337	312

Costs of sales	737	747

Gross margin	656	750

Selling, general and administrative expenses	308	339
Research and development expenditures	176	195
Other charges	33	13
Intangibles amortization	1	—

Operating earnings	138	203

Other expense:
Interest expense, net:	(29)	(32)
Losses on sales of investments and businesses, net	(4)	—
Other	(7)	(3)

Total other expense	(40)	(35)

Earnings from continuing operations before income taxes	98	168
Income tax expense (benefit)	20	(59)

Earnings from continuing operations	78	227
Earnings from discontinued operations, net of tax	746	35

Net earnings	824	262
Less: Earnings attributable to noncontrolling interests	—	4

Net earnings attributable to Motorola Solutions, Inc.	$824	$258

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$78	$223
Earnings from discontinued operations, net of tax	746	35

Net earnings attributable to Motorola Solutions, Inc.	$824	$258

Earnings per common share
Basic:
Continuing operations	$0.31	$0.83
Discontinued operations	2.94	0.13

	$3.25	$0.96

Diluted:
Continuing operations	$0.30	$0.81
Discontinued operations	2.92	0.13

	$3.22	$0.94

Weighted average common shares outstanding
Basic	253.7	269.5
Diluted	256.2	274.7

	Percentage of Net Sales*
Net sales from products	63.7%	65.9%
Net sales from services	36.3%	34.1%

Net sales	100%	100%

Costs of products sales	45.1%	44.1%
Costs of services sales	66.6%	61.1%

Costs of sales	52.9%	49.9%

Gross margin	47.1%	50.1%

Selling, general and administrative expenses	22.1%	22.6%
Research and development expenditures	12.6%	13.0%
Other charges	2.4%	0.9%
Intangibles amortization	0.1%	0.0%

Operating earnings	9.9%	13.6%

Other expense:
Interest expense, net:	-2.1%	-2.1%
Losses on sales of investments and businesses, net	-0.3%	0.0%
Other	-0.5%	-0.2%

Total other expense	-2.9%	-2.3%

Earnings from continuing operations before income taxes	7.0%	11.2%
Income tax expense (benefit)	1.4%	-3.9%

Earnings from continuing operations	5.6%	15.2%
Earnings from discontinued operations, net of tax	53.6%	2.3%

Net earnings	59.2%	17.5%
Less: Earnings attributable to noncontrolling interests	0.0%	0.3%

Net earnings attributable to Motorola Solutions, Inc.	59.2%	17.2%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Six Months Ended
	June 28, 2014	June 29, 2013
Net sales from products	$1,640	$1,899
Net sales from services	982	994

Net sales	2,622	2,893
Costs of products sales	751	840
Costs of services sales	638	610

Costs of sales	1,389	1,450

Gross margin	1,233	1,443

Selling, general and administrative expenses	615	665
Research and development expenditures	350	382
Other charges	21	20
Intangibles amortization	2	—

Operating earnings	245	376

Other income (expense):
Interest expense, net:	(54)	(57)
Gains on sales of investments and businesses, net	4	7
Other	(9)	(3)

Total other expense	(59)	(53)

Earnings from continuing operations before income taxes	186	323
Income tax expense (benefit)	23	(61)

Earnings from continuing operations	163	384
Earnings from discontinued operations, net of tax	788	70

Net earnings	951	454
Less: Earnings attributable to noncontrolling interests	—	4

Net earnings attributable to Motorola Solutions, Inc.	$951	$450

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$163	$380
Earnings from discontinued operations, net of tax	788	70

Net earnings attributable to Motorola Solutions, Inc.	$951	$450

Earnings per common share
Basic:
Continuing operations	$0.64	$1.40
Discontinued operations	3.11	0.26

	$3.75	$1.66

Diluted:
Continuing operations	$0.63	$1.37
Discontinued operations	3.07	0.25

	$3.70	$1.62

Weighted average common shares outstanding
Basic	253.8	271.9
Diluted	257.2	277.7

	Percentage of Net Sales*
Net sales from products	62.5%	65.6%
Net sales from services	37.5%	34.4%

Net sales	100%	100%

Costs of products sales	45.8%	44.2%
Costs of services sales	65.0%	61.4%

Costs of sales	53.0%	50.1%

Gross margin	47.0%	49.9%

Selling, general and administrative expenses	23.5%	23.0%
Research and development expenditures	13.3%	13.2%
Other charges	0.8%	0.7%
Intangibles amortization	0.1%	0.0%

Operating earnings	9.3%	13.0%

Other income (expense):
Interest expense, net:	-2.1%	-2.0%
Gains on sales of investments and businesses, net	0.2%	0.2%
Other	-0.3%	-0.1%

Total other expense	-2.3%	-1.8%

Earnings from continuing operations before income taxes	7.1%	11.2%
Income tax expense (benefit)	0.9%	-2.1%

Earnings from continuing operations	6.2%	13.3%
Earnings from discontinued operations, net of tax	30.1%	2.4%

Net earnings	36.3%	15.7%
Less: Earnings attributable to noncontrolling interests	0.0%	0.1%

Net earnings attributable to Motorola Solutions, Inc.	36.3%	15.6%

*	Percentages may not add up due to rounding

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	June 28, 2014	December 31, 2013
Assets
Cash and cash equivalents	$2,876	$3,225
Accounts receivable, net	1,185	1,369
Inventories, net	330	347
Deferred income taxes	1,205	451
Other current assets	527	635
Current assets held for sale	943	993

Total current assets	7,066	7,020

Property, plant and equipment, net	682	695
Investments	236	232
Deferred income taxes	1,909	1,990
Goodwill	383	361
Other assets	128	89
Noncurrent assets held for sale	1,464	1,464

Total assets	$11,868	$11,851

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$4
Accounts payable	453	583
Accrued liabilities	1,615	1,763
Current liabilities held for sale	852	870

Total current liabilities	2,924	3,220

Long-term debt	2,446	2,457
Other liabilities	2,151	2,314
Noncurrent liabilities held for sale	178	171
Total Motorola Solutions, Inc. stockholders’ equity	4,139	3,659
Noncontrolling interests	30	30

Total liabilities and stockholders’ equity	$11,868	$11,851

Financial Ratios:
Net cash*	$426	$764

*	Net cash = Total cash—Current portion of long-term debt—Long-term debt

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	June 28, 2014	June 29, 2013
Operating
Net earnings attributable to Motorola Solutions, Inc.	$824	$258
Earnings attributable to noncontrolling interests	—	4

Net earnings	824	262
Earnings from discontinued operations, net of tax	746	35

Earnings from continuing operations, net of tax	78	227
Adjustments to reconcile Earnings from continuing operations to Net cash provided by operating activities:
Depreciation and amortization	46	40
Non-cash other income	(1)	(6)
Share-based compensation expense	25	27
Loss on sales of investments and businesses, net	4	—
Deferred income taxes	(16)	(167)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	30	(108)
Inventories	29	8
Other current assets	60	61
Accounts payable and accrued liabilities	(124)	(113)
Other assets and liabilities	(13)	9

Net cash provided by (used for) operating activities from continuing operations	118	(22)

Investing
Acquisitions and investments, net	(6)	(5)
Proceeds from sales of investments and businesses, net	10	2
Capital expenditures	(42)	(37)
Proceeds from sales of property, plant and equipment	—	15
Proceeds from sales of Sigma Fund and short-term investments, net	—	489

Net cash provided by (used for) investing activities from continuing operations	(38)	464

Financing
Repayment of debt	(1)	(1)
Issuance of common stock	71	60
Repurchase of common stock	(416)	(550)
Excess tax benefit from share-based compensation	1	9
Payments of dividends	(79)	(71)
Distributions from discontinued operations	74	95

Net cash used for financing activities from continuing operations	(350)	(458)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	55	105
Net cash provided by (used for) investing activities from discontinued operations	19	(12)
Net cash used for financing activities from discontinued operations	(74)	(95)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	2

Net cash provided by discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	5	3

Net decrease in cash and cash equivalents	(265)	(13)
Cash and cash equivalents, beginning of period	3,141	1,470

Cash and cash equivalents, end of period	$2,876	$1,457

Financial Ratios:
Free cash flow*	$76	$(59)

*	Free cash flow = Net cash provided by operating activities—Capital expenditures

GAAP-5

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	June 28, 2014	June 29, 2013
Operating
Net earnings attributable to Motorola Solutions, Inc.	$951	$450
Earnings attributable to noncontrolling interests	—	4

Net earnings	951	454
Earnings from discontinued operations, net of tax	788	70

Earnings from continuing operations, net of tax	163	384
Adjustments to reconcile Earnings from continuing operations to Net cash provided by operating activities:
Depreciation and amortization	86	76
Gain on sale of building and land	(21)	—
Non-cash other income	(5)	(7)
Share-based compensation expense	54	62
Gains on sales of investments and businesses, net	(4)	(7)
Deferred income taxes	6	(193)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	190	78
Inventories	17	14
Other current assets	76	(23)
Accounts payable and accrued liabilities	(299)	(479)
Other assets and liabilities	(133)	(5)

Net cash provided by (used for) operating activities from continuing operations	130	(100)

Investing
Acquisitions and investments, net	(11)	(8)
Proceeds from sales of investments and businesses, net	21	21
Capital expenditures	(82)	(79)
Proceeds from sales of property, plant and equipment	24	15
Proceeds from sales of Sigma Fund and short-term investments, net	—	376

Net cash provided by (used for) investing activities from continuing operations	(48)	325

Financing
Repayment of debt	(2)	(2)
Net proceeds from issuance of debt	4	593
Issuance of common stock	85	99
Repurchase of common stock	(473)	(907)
Excess tax benefit from share-based compensation	6	18
Payments of dividends	(158)	(143)
Distributions from discontinued operations	100	137

Net cash used for financing activities from continuing operations	(438)	(205)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	89	152
Net cash provided by (used for) investing activities from discontinued operations	11	(17)
Net cash used for financing activities from discontinued operations	(100)	(137)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	2

Net cash provided by discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	7	(31)

Net decrease in cash and cash equivalents	(349)	(11)
Cash and cash equivalents, beginning of period	3,225	1,468

Cash and cash equivalents, end of period	$2,876	$1,457

Financial Ratios:
Free cash flow*	$48	$(179)

*	Free cash flow = Net cash provided by operating activities—Capital expenditures

GAAP-6

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Net Sales

	Three Months Ended
	June 28, 2014	June 29, 2013	% Change
Products	$887	$986	-10%
Services	506	511	-1%

Total Motorola Solutions	$1,393	$1,497	-7%

	Six Months Ended
	June 28,	June 29,
	2014	2013	% Change
Products	$1,640	$1,899	-14%
Services	982	994	-1%

Total Motorola Solutions	$2,622	$2,893	-9%

Operating Earnings

	Three Months Ended
	June 28, 2014	June 29, 2013	% Change
Products	$95	$125	-24%
Services	43	78	-45%

Total Motorola Solutions	$138	$203	-32%

	Six Months Ended
	June 28, 2014	June 29, 2013	% Change
Products	$134	$231	-42%
Services	111	145	-23%

Total Motorola Solutions	$245	$376	-35%

Operating Earnings %

	Three Months Ended
	June 28, 2014	June 29, 2013
Products	10.7%	12.7%
Services	8.5%	15.3%
Total Motorola Solutions	9.9%	13.6%

	Six Months Ended
	June 28, 2014	June 29, 2013
Products	8.2%	12.2%
Services	11.3%	14.6%
Total Motorola Solutions	9.3%	13.0%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Share-Based Compensation Expense and Highlighted Items)

Q1 2014

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$1	$—	$1	$—
Share-based compensation expense	Cost of sales, SG&A and R&D	29	9	20	0.08
Reorganization of business charges	Cost of sales and Other charges	10	2	8	0.03
Gain on sale of building and land	Other charges	(21)	(8)	(13)	(0.05)
Recognition of previously unrecognized income tax benefits	Income tax expense	—	29	(29)	(0.11)

Total impact on Net earnings		$19	$32	$(13)	$(0.05)

Q2 2014

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$1	$—	$1	$—
Share-based compensation expense	Cost of sales, SG&A and R&D	26	9	17	$0.07
Reorganization of business charges	Cost of sales and Other charges	28	8	20	$0.08
Legal settlement	Other charges	8	3	5	$0.02

Total impact on Net earnings		$63	$20	$43	$0.17

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales

	Three Months Ended
	June 28, 2014	June 29, 2013	% Change
Products	$887	$986	-10%
Services	506	511	-1%

Total Motorola Solutions	$1,393	$1,497	-7%

	Six Months Ended
	June 28, 2014	June 29, 2013	% Change
Products	$1,640	$1,899	-14%
Services	982	994	-1%

Total Motorola Solutions	$2,622	$2,893	-9%

Non-GAAP Operating Earnings

	Three Months Ended
	June 28, 2014	June 29, 2013	% Change
Products	$133	$154	-14%
Services	68	94	-28%

Total Motorola Solutions	$201	$248	-19%

	Six Months Ended
	June 28, 2014	June 29, 2013	% Change
Products	$185	$288	-36%
Services	142	176	-19%

Total Motorola Solutions	$327	$464	-30%

Non-GAAP Operating Earnings %

	Three Months Ended
	2014	2013
Products	15.0%	15.6%
Services	13.4%	18.4%
Total Motorola Solutions	14.4%	16.6%

	Six Months Ended
	June 28, 2014	June 29, 2013
Products	11.3%	15.2%
Services	14.5%	17.7%
Total Motorola Solutions	12.5%	16.0%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2014

	TOTAL	Products	Services
Net sales	$1,228	$753	$475
Operating earnings (“OE”)	$107	$39	$68

Above-OE non-GAAP adjustments:
Share-based compensation expense	29	19	10
Reorganization of business charges	10	6	4
Intangibles amortization expense	1	1	—
Gain on sale of building and land	(21)	(14)	(7)

Total above-OE non-GAAP adjustments	19	12	7

Operating earnings after non-GAAP adjustments	$126	$51	$75

Operating earnings as a percentage of net sales—GAAP	8.7%	5.2%	14.3%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	10.3%	6.8%	15.8%

Q2 2014

	TOTAL	Products	Services
Net sales	$1,393	$887	$506
Operating earnings (“OE”)	$138	$95	$43

Above-OE non-GAAP adjustments:
Share-based compensation expense	26	14	12
Reorganization of business charges	28	18	10
Intangibles amortization expense	1	1	—
Legal settlement	8	5	3

Total above-OE non-GAAP adjustments	63	38	25

Operating earnings after non-GAAP adjustments	$201	$133	$68

Operating earnings as a percentage of net sales—GAAP	9.9%	10.7%	8.5%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	14.4%	15.0%	13.4%